Exhibit 99.2

The Michaels Companies Enters Into a Definitive Agreement to Be Acquired by Funds Managed by Apollo Global Management

Purchase Price of $22.00 per Share in Cash Transaction Valued at $5.0 billion

IRVING, TX and NEW YORK – March 3, 2021 - The Michaels Companies (NASDAQ: MIK) (“Michaels” or “the Company”) and funds managed by affiliates of Apollo Global Management, Inc. (NYSE:APO) (together with its consolidated subsidiaries “Apollo”) today announced that they have entered into a definitive merger agreement pursuant to which investment funds managed by affiliates of Apollo have agreed to acquire the Company in a transaction that values Michaels at an equity value of approximately

$3.3 billion (for a transaction valued at $5.0 billion).

Under the terms of the agreement, which has been unanimously approved by the Michaels Board of Directors, Apollo will commence a tender offer to acquire all outstanding shares of Michaels for $22.00 per share in cash. The purchase price represents a 47% premium to the closing stock price on February 26, 2021 (the last trading day prior to press speculation about a potential transaction involving Michaels) of $15.00 per share and a 78% premium to the 90-day volume-weighted average price.

“The Company’s impressive growth transformation, including our financial and operational performance in the unprecedented environment of the pandemic, led to an unsolicited offer to buy the company,” said James Quella, Chairman of the Michaels Board of Directors. “Following that offer, the board undertook a comprehensive process to test the market and to evaluate the value maximizing path forward for shareholders. The Board of Directors, informed by that process, firmly believes Apollo’s offer represents a compelling value to our shareholders. It has been a privilege to work with Ashley and the management team as they coalesced around the transformation strategy, reimagined the Michaels omni-channel experience, and drove strong business outcomes in a challenging retail environment.”

“Our Michaels strategy and the work that we have done in the past year have led to phenomenal business results, strengthened our core business and positioned Michaels for long-term sustainable growth,” said Ashley Buchanan, Chief Executive Officer of Michaels. “We are excited to enter into this new chapter together with Apollo, who shares our strategic vision for Michaels as an omnichannel retailer that offers a one-stop-shop experience for the entire Michaels community. As a private company, we will have financial flexibility to invest in, expand, and improve our retail and digital platforms.”

Andrew S. Jhawar, Senior Partner and Head of the Retail and Consumer Group at Apollo, said “On behalf of the Apollo Funds, we are delighted about this transaction with Michaels, which has continued to elevate its position as the leading player in the exciting arts and crafts industry. Michaels is the go-to- destination in arts and crafts for the deepest breadth of assortment with best-in-class customer service. We believe there is a significant opportunity to enhance the Michaels brand, store experience and omnichannel offering to its customers across North America. Our team at Apollo expects to leverage many of the strategies from our funds’ successful investments in other specialty retailers and grocers with Michaels. We are looking forward to working with the management team and the over 45,000 team members at Michaels in further enhancing the Company’s retail and digital channels as the most inspiring and engaging experience in the arts and crafts industry.”

The closing of the transaction is subject to customary closing conditions, including the expiration or termination of certain regulatory periods and the tender of shares representing at least a majority of the Company’s outstanding common stock to Apollo, and is expected to close in Michaels’ first half of the Company’s fiscal year. Following the successful completion of the tender offer, Apollo managed funds will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price. The transaction will be financed through a combination of equity provided by Apollo managed funds as well as a committed debt financing package to be provided by Credit Suisse, Barclays, Wells Fargo, RBC Capital Markets, Deutsche Bank, Mizuho, and Bank of America.

The merger agreement provides for a “go-shop” period, during which Michaels – with the assistance of UBS Investment Bank, its exclusive financial advisor – will actively solicit, evaluate and potentially enter into negotiations with and provide due diligence access to parties that submit alternative proposals.

The go-shop period is 25 calendar days, commencing today. Michaels will have the right to terminate the merger agreement to enter into a superior proposal subject to the conditions and procedures specified in the merger agreement, which Michaels will file with a Current Report on Form 8-K. There can be no assurance this process will result in a superior proposal. Michaels does not intend to disclose developments about this process unless and until its Board of Directors has made a decision with respect to any potential superior proposal.

Upon the completion of the transaction, Michaels will become a privately held company and shares of MIK common stock will no longer be listed on any public market.

UBS Investment Bank is acting as exclusive financial advisor to Michaels and Ropes & Gray is acting as legal advisor to Michaels. Simpson Thacher & Bartlett LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP, are acting as legal advisors to Apollo and Credit Suisse acted as Apollo’s financial advisor.

Fourth Quarter and Fiscal Year 2020 Results Update

In light of the announced transaction, the Company will issue a press release with its financial results for the fourth quarter and fiscal year 2020, before market open on Thursday, March 4, 2021, but the earnings conference call that was scheduled for Thursday, March 4, 2021, at 8:00 am CT will no longer take place.

About The Michaels Companies, Inc.:

The Michaels Companies, Inc. is North America's largest specialty provider of arts, crafts, framing, floral, wall décor, and seasonal merchandise for Michaels and do-it-yourself home decorators. The Company operates more than 1,275 Michaels stores in 49 states and Canada. Additionally, the Company serves customers through digital platforms including Michaels.com and Canada.michaels.com. The Michaels Companies, Inc., also owns Artistree, a manufacturer of high-quality custom and specialty framing merchandise. For a list of store locations or to shop online, visit www.michaels.com or download the Michaels app.

About Apollo:

Apollo is a leading global investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo, among others. Apollo had assets under management of approximately $455 billion as of December 31, 2020 in credit, private equity and real assets funds. For more information about Apollo, please visit www.apollo.com.

Important Information

The tender offer for the outstanding shares of Michaels common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Michaels common stock. The solicitation and offer to buy shares of Michaels common stock will only be made pursuant to the tender offer materials that Apollo intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Apollo will file a tender offer statement on Schedule TO with the SEC, and Michaels will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. MICHAELS’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Michaels’ stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting Michaels’ Investor Relations either by telephone at 972-409-1393, e-mail at james.mathias@michaels.com or on Michaels’ website at www.michaels.com.

Forward-Looking Statements

This news release includes forward-looking statements which reflect management's current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words "anticipate", "assume", "believe", "continue", "could", "estimate", "expect", “forecast”, "future", “guidance”, “imply”, "intend", "may", “outlook”, "plan", "potential", "predict", "project", and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the timing and expected financing of the tender offer and the merger; uncertainty surrounding how many of Michaels’ stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, including the failure to receive required regulatory approvals from any applicable governmental entities, may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the Securities and Exchange Commission ("SEC") and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by the Company in this news release speaks only as of the date hereof. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Investor Contact:

Jim Mathias

972.409.1393

james.mathias@michaels.com

Media Contact:

Anna White

917.553.5916

anna.white@michaels.com

For Apollo:

For Apollo:

Investor Contact:

Peter Mintzberg

Head of Investor Relations

Apollo Global Management, Inc.

212 822 0528

APOInvestorRelations@apollo.com

Media Contact:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

212 822 0491

Communications@apollo.com